TERMINATION OF AGREEMENT OF SALE

This TERMINATION OF AGREEMENT OF SALE (this "Termination Agreement") is made as of the 22 day of March, 2023, by and between COMMVAULT TINTON FALLS URBAN RENEWAL, LLC, a New Jersey limited liability ("Seller"), and ASHLING PROPERTIES, L.L.C., a New Jersey limited liability company ("Purchaser").

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Agreement of Sale dated as of January 31, 2023 (the "Agreement") concerning that certain parcel of real property and the improvements thereon designated as Block 101.03, Lot 2 on the official tax maps of the Borough of Tinton Falls, Monmouth County, New Jersey commonly known as 200 Corregidor Road, Tinton Falls, New Jersey (the "Firehouse Parcel”) and that certain parcel of unimproved real property designated as Block 101.05, Lot l on the official tax maps of the Borough of Tinton Falls, Monmouth County, New Jersey (the "Vacant Parcel”) (collectively, the "Real Property", and together with the Intangible Property, the "Property"); and

WHEREAS, Seller and Purchaser desire to terminate the Agreement in the manner and upon the terms and conditions hereinafter set forth; and

WHEREAS, All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement; and

NOW, THEREFORE, in consideration of the agreements hereinafter contained, it is mutually covenanted and agreed as follows:

Agreement Terminated. Seller and Purchaser hereby agree that the Agreement is terminated effective as of the date of this Termination Agreement (the "Termination Date"). From and after the Termination Date, the Agreement will be of no further force and effect.

2.    Release. Seller and Purchaser, on behalf of themselves and their respective successors and assigns, each hereby unconditionally and fully releases and forever discharges the other and their respective partners, members, affiliates, subsidiaries, directors, officers, successors and assigns, agents, employees, and representatives, as well as the Property, from each and every obligation, covenant, liability, right, claim, debt and cause of action whatsoever, accruing under, by reason of any matter, cause or thing whatsoever, arising under, resulting from or relating in any way to the Agreement and/or the Property.

3.    Authority. Each party represents and warrants that it has full power and authority to enter into this Termination Agreement, without any requirement for the consent of any third party.

4.    Entire Agreement. This Termination Agreement contains the entire agreement between Purchaser and Seller with respect to the subject matter hereof, and all understandings and agreements
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heretofore or simultaneously had between the parties are merged into and contained in this Termination Agreement. This Termination Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, modification or discharge is sought.

5.    Successors and Assigns. The covenants, agreements, terms and conditions contained in this Termination Agreement will bind and inure to the benefit of the parties hereto and their respective successors and, as permitted, their assigns.

6.    Governing Law. This Termination Agreement will be governed by and interpreted in accordance with the laws of the State of New Jersey.

7.    Severability. If any provisions of this Termination Agreement or the application thereof to any person or circumstance are for any reason and to any extent, invalid or unenforceable, the remainder of this Termination Agreement and the application of that provision to other persons or circumstances will not be affected but rather will be enforced if and to the extent permitted by law.

8.    Interpretation. This Termination Agreement will be construed without regard to any presumption or other rule requiring construction against the party causing this Termination Agreement to be drafted.

9.    Counterparts. This Termination Agreement may be executed in any number of counterparts, including scanned PDF documents. Each such counterpart will, when executed, be deemed to be an original and all of which will be deemed to be one and the same instrument.

[Remainder of Page Intentionally Left Blank. Signatures on Following Page.]
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IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date set forth above.

SELLER:
COMMVAULT TINTON FALLS URBAN
RENEWAL, LLC, a New Jersey limited liability company

By: /s/ Gary Merrill
Name: Gary Merrill
Title: Chief Financial Officer

PURCHASER:
ASHLING PROPERTIES, L.L.C.,
a New Jersey limited liability company

By: /s/ Michael G. Tennyson
Name: Michael G. Tennyson
Title: Managing Member
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